EXHIBIT 99.3

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements are based on the historical financial statements of Open Text, Centrinity, and Corechange after giving effect to the acquisitions of Centrinity and Corechange by Open Text using the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements. The acquisition of Centrinity was completed on November 1, 2002, while the acquisition of Corechange was completed on February 25, 2003.

The unaudited pro forma condensed consolidated balance sheet as of December 31, 2002 is presented to give effect to the acquisition of Corechange as if it occurred on December 31, 2002. As the acquisition of Centrinity had been completed as of that date, the consolidated balance sheet of Open Text at December 31, 2002 already reflects that transaction. The unaudited pro forma condensed consolidated statements of operations of Open Text, Centrinity, and Corechange for the six months ended December 31, 2002 is presented as if the acquisitions had taken place on July 1, 2002. The unaudited pro forma condensed consolidated statements of operations of for the year ended June 30, 2002 is presented as if both acquisitions had taken place on July 1, 2001.

Under the purchase method of accounting, the total estimated purchase price, calculated as described in Note 2 to these unaudited pro forma condensed consolidated financial statements, is allocated to the net tangible and intangible assets of Corechange in connection with the acquisition. Independent valuation specialists are currently conducting an independent valuation in order to assist management of Open Text in determining the fair values of a significant portion of the assets related to the acquisition of Corechange. The preliminary work performed by the independent valuation specialists has been considered in management’s estimates of the fair values reflected in these unaudited pro forma condensed consolidated financial statements. A final determination of these fair values will include management’s consideration of the final valuation prepared by the independent valuation specialists. This final valuation will be based on the actual net tangible and identifiable intangible assets of Corechange that existed as of the date of completion of the acquisition.

As these unaudited pro forma condensed consolidated financial statements have been prepared based on preliminary estimates of fair values relating to the Corechange acquisition, the actual amounts recorded as of the completion of the acquisition may differ materially from the information presented in these unaudited pro forma condensed consolidated financial statements due to the receipt of the final valuation, the impact of ongoing integration activities and the finalization of Corechange’s net assets as of the completion date (February 25, 2003).

As of the completion dates of these acquisitions, management of Open Text began to assess and formulate plans to exit certain activities of both Centrinity and Corechange and to terminate or relocate certain employees of each of these acquired companies. These assessments are still in process and additional expenses may be incurred but are expected to be completed shortly. Based on a preliminary analysis to date, costs of approximately $4.8 million will be incurred for severance or relocation costs related to Centrinity employees, costs of vacating certain facilities of Centrinity, and other direct costs associated with this transaction. A purchase price adjustment of $4.8 million was recognized for these anticipated costs in Open Text’s accounting for the consummation of the Centrinity acquisition. Based on a preliminary analysis to date, costs of approximately $3.8 million will be incurred for severance or relocation costs related to Corechange employees, costs of vacating certain facilities of Corechange, and other direct costs associated with this transaction. A pro forma adjustment of $3.8 million relating to the Corechange acquisition has been included in the unaudited pro forma condensed consolidated balance sheet as of December 31, 2002. These estimates are preliminary and subject to change based on Open Text’s further assessments.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes contained in Open Text’s Annual Report on Form 10-K for its fiscal year ended June 30, 2002 and Quarterly Reports on Form 10-Q for its quarters ended September 30, 2002 and December 31, 2002 and contained herein for Corechange. The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not intended to represent or be indicative of the consolidated results of operations or financial condition of Open Text that would have been reported had the mergers been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial condition of Open Text.

Open Text Corporation

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of December 31, 2002

(In thousands of US Dollars)

	Open Text	Corechange	Pro Forma Adjustments		Pro Forma
	(Note 3)
ASSETS
Current assets:
Cash and cash equivalents	$102,341	$1,885	$(3,600	) (B)	$100,626
Accounts receivable, net	29,567	2,442	-		32,009
Income taxes recoverable	34	-	-		34
Prepaid expenses and other assets	2,799	586	-		3,385
Deferred tax asset	1,407	-	-		1,407

Total current assets	136,148	4,913	(3,600)		137,461

Capital assets	8,380	856	-		9,236
Goodwill	29,599	-	6,907	(A)	36,506
Deferred tax asset	12,413	-	297	(C)	12,710
Other assets	13,543	57	-		13,600

	$200,083	$5,826	$3,604		$209,513

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Notes Payable	$-	$1,515	$(1,515	) (D)	$-
Accounts payable and accrued liabilities	25,843	2,651	4,466	(E)	32,960
Deferred revenues	27,207	2,192	-		29,399

Total current liabilities	53,050	6,358	2,951		62,359

Long term liabilities:
Deferred revenue	2,975	-	-		2,975
Obligations under capital leases	-	14	-		14
Accrued liabilities	4,047	-	-		4,047
Minority Interest	-	107	-		107
Redeemable Convertible Preferred Stock	-	76,711	(76,711	) (F)	-

	7,022	76,832	(76,711)		7,143

Shareholders’ equity:
Share capital	199,578	7,208	(7,208	) (F)	199,578
Warrants	-	4,768	(4,768	) (F)	-
Accumulated other comprehensive income:
Cumulative translation adjustment	(1,564)	(85)	85	(F)	(1,564)
Accumulated deficit	(58,003)	(89,255)	89,255	(F)	(58,003)

Total shareholders’ equity	140,011	(77,364)	77,364		140,011

	$200,083	$5,826	$3,604		$209,513

See accompanying notes to the proforma condensed consolidated financial statements

Open Text Corporation

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Twelve Month Period Ended June 30, 2002

(In thousands of US Dollars, except per share data)

	Open Text	Centrinity	Corechange	Pro Forma Adjustments		Pro Forma
	(Note 3)
Revenues:
License & networking	$65,984	$6,001	$8,521	$(1,246	) (G)	$79,260
Customer support	48,707	4,136	2,888	-		55,731
Service	37,786	1,201	2,922	-		41,909

Total revenues	152,477	11,338	14,331	(1,246)		176,900

Cost of revenues:
License & networking	5,341	1,286	1,081	(794	) (G)	6,914
Customer support	8,364	685	160	-		9,209
Service	25,516	855	2,820	-		29,191

Total cost of revenues	39,221	2,826	4,061	(794)		45,314

Gross profit	113,256	8,512	10,270	(452)		131,586

Operating expenses:
Research and development	24,071	3,588	6,533	-		34,192
Sales and marketing	51,084	9,688	16,211	-		76,983
General and administrative	12,498	8,306	3,100	-		23,904
Stock based compensation	-	-	665	(665	) (J)	-
Restructuring charge	-	-	738	-		738
Depreciation	5,587	661	828	-		7,076
Amortization of acquired intangible assets	6,506	763	-	317	(H)	7,586

Total operating expenses	99,746	23,006	28,075	(348)		150,479

Income (loss) from operations	13,510	(14,494)	(17,805)	(104)		(18,893)
Other income (loss)	1,613	636	(6,454)	5,346	(I)	1,141
Interest income	1,853	195	393	-		2,441
Interest expense	(16)	-	-	-		(16)
Minority Interest	-	-	(68)	-		(68)

Income (loss) before income taxes	16,960	(13,663)	(23,934)	5,242		(15,395)
(Provision) recovery for income taxes	(289)	24	-	-		(265)

Net income (loss) for the period	$16,671	$(13,638)	$(23,934)	$5,242		$(15,660)

Basic net income (loss) per share	$0.83					$(0.78)
Diluted net income (loss) per share	$0.78					$(0.78)
Weighted average number of Common Shares outstanding—basic	19,979					19,979
Weighted average number of Common Shares outstanding—diluted	21,239					19,979

See accompanying notes to the proforma condensed consolidated financial statements

Open Text Corporation

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Six Month Period Ended December 31, 2002

(In thousands of US Dollars, except per share data)

	Open Text	Centrinity	Corechange	Pro Forma Adjustments		Pro Forma
				(Note 3)
Revenues:
License & networking	$32,844	$1,895	$1,969	$(64	)(K)	$36,644
Customer support	28,545	1,807	1,295	—		31,647
Service	19,280	371	920	—		20,571

Total revenues	80,669	4,073	4,184	(64)		88,862

Cost of revenues:
License & networking	3,267	470	763	(128	)(K)	4,372
Customer support	4,718	225	87	—		5,030
Service	13,682	191	919	—		14,792

Total cost of revenues	21,667	886	1,769	(128)		24,194

Gross profit	59,002	3,187	2,415	64		64,668

Operating expenses:
Research and development	13,013	959	1,553	—		15,525
Sales and marketing	25,801	549	6,310	—		32,660
General and administrative	6,786	2,837	1,463	—		11,086
Stock based compensation	—	—	47	(47	)(N)	—
Restructuring charge	—	—	456	—		456
Depreciation	2,444	501	448	—		3,393
Amortization of acquired intangible assets	1,225	151	—	119	(L)	1,495

Total operating expenses	49,269	4,997	10,277	72		64,615

Income (loss) from operations	9,733	(1,810)	(7,862)	(8)		53
Other income (loss)	1,115	372	(3,900)	3,514	(M)	1,101
Interest income	732	114	6	—		852

Income (loss) before income taxes	11,580	(1,324)	(11,756)	3,506		2,006
Provision for income taxes	—	—	—	—		—

Net income (loss) for the period	$11,580	$(1,324)	$(11,756)	$3,506		$2,006

Basic net income per share	$0.60					$0.10
Diluted net income per share	$0.57					$0.10
Weighted average number of Common Shares outstanding—basic	19,461					19,461
Weighted average number of Common Shares outstanding—diluted	20,437					20,437

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(in thousands of US Dollars)

Note 1: Basis of Presentation

The unaudited pro forma condensed consolidated financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission for the purposes of inclusion in Open Text’s Form 8-K/A prepared in connection with the acquisition of Corechange. These proforma consolidated financial statements give effect to the acquisition of Centrinity and Corechange.

Certain information and certain footnote disclosure normally included in financial statements prepared in accordance with generally accepted accounting principles (GAAP) have been condensed or omitted pursuant to such rules and regulations. However the Company believes that the disclosures are adequate to make the information presented not misleading.

The information concerning Open Text has been obtained from the audited consolidated financial statements of Open Text for the year ended June 30, 2002 and the unaudited consolidated financial statements for the six months ended December 31, 2002. The information concerning Corechange has been obtained from the audited consolidated financial statements of Corechange for the year ended December 31, 2002 and the unaudited consolidated financial statements for the six months ended June 30, 2001 and 2002. The information concerning Centrinity has been obtained from the unaudited consolidated financial statements for the twelve months ended June 30, 2002 and the unaudited consolidated financial statements for the four month period ended October 31, 2002.

Open Text terminated a number of Corechange employees subsequent to the closing of this acquisition. As such, Open Text expects the combined entities to have lower operating expenses than that reported in the pro forma condensed consolidated financial statement of income. Similarly, as a result of the fact that Open Text intends on executing certain restructuring plans to help re-align Corechange with the current economic environment, the Company anticipates that the Company’s historical levels of revenues may not be sustainable, and that they may experience a decline following the closing of the acquisition. However, in accordance with Regulation S-X (Article 11), adjustments were not included in the pro forma condensed consolidated statement of operations to reflect these post-acquisition events, as any such adjustments would reflect judgmental estimates of historical management practices.

The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only and do not purport to be indicative of the Company’s financial position or results of operations which would actually have been obtained had such transactions been completed as of the date or for the periods presented, or which financial position or results of operations may be obtained in the future.

Note 2: Purchase Price Allocation

On February 25, 2003, Open Text completed the acquisition of all of the issued and outstanding stock of Corechange for consideration of $4.3 million, as well as additional contingent consideration calculated as a fixed percentage of certain of Corechange’s revenues for the one-year period following the closing.

In accordance with Statement of Financial Accounting Standards (SFAS) No. 141, the acquisition is accounted for as a purchase of Corechange by Open Text. The purchase price has been allocated to the book value of the assets acquired and liabilities assumed based on their fair values at February 25, 2003. For certain assets and liabilities, the book values at the acquisition date has been determined to reflect fair values. The following table summarizes the components of the total purchase price and the proforma estimated allocation (in thousands):

Total purchase consideration:
Cash paid on closing		$3,600
Cash held in escrow		650

		4,250
Allocated to:
Book value of Corechange’s assets and liabilities
Current assets	$4,913
Capital and other assets	913
Liabilities	(4,964)
Adjustments to fair value tangible assets and liabilities:
Deferred tax asset	297
Accounts payable and accrued liabilities	(3,816)

Total allocation		(2,657)

Excess purchase price over allocation to identifiable assets and liabilities (goodwill)		$6,907

The Company has retained the services of an independent valuator to assist in the purchase price allocation relating to the acquisition of Corechange. Given that this acquisition was not completed until February 25, 2003, the work of the independent valuator is still in the preliminary stages. The Company anticipates that a portion of the balance recorded to goodwill will be reallocated to identifiable intangible assets once the work of the independent valuator is finalized.

Note 3: Pro Forma Adjustments

The following adjustments have been reflected in the unaudited pro forma condensed consolidated financial statements

(A)	To record the new goodwill related to the acquisition of Corechange (see Note 2).

(B)	Represents the cash consideration paid for Corechange by Open Text at closing.

(C)	To reflect the value of non-capital loss carry-forwards related to Corechange at the time of acquisition that Open Text believes is more likely than not of realization.

(D)	To eliminate the notes payable which were due to the former shareholders of Corechange. These notes payable were discharged, without additional consideration, effective upon the closing of the acquisition.

(E)	To reflect the Company’s estimate of severance and relocation costs related to certain Corechange employees, costs of vacating certain facilities of Corechange, and other direct costs associated with this transaction, as well as to record the holdback payable to the former shareholders of Corechange as follows:

Direct acquisition costs	$3,816
Holdback payable	650

$4,466

(F)	To eliminate the capital stock and accumulated deficit of Corechange at the date of acquisition.

(G)	Reflects the elimination of revenues and expenses for hosting activities, as Open Text exited Centrinity’s hosting operations upon completion of the acquisition.

(H)	Reflects additional amortization relating to the identifiable intangible assets recorded at the time of the acquisition of Centrinity. Amount also reflects the elimination of Centrinity’s goodwill amortization as follows:

Amortization of acquired intangible assets relating to acquisition	$1,080
Elimination of Centrinity’s historical goodwill amortization	(763)

$317

The Company has selected amortization periods of 5-7 years for various components of the acquired technology, as well as an amortization period of 3 years for customer contracts and 7 years for customer relationships.

As discussed in note 2 above, the Company has retained the services of an independent valuator to assist in the allocation of the intangible assets associated with the Corechange acquisition. The work of the independent valuator is still in the preliminary stages, and as a result no amounts have yet been allocated to identifiable intangible assets. The Company anticipates that any adjustments to the preliminary allocation will be made during the quarter ending June 30, 2003.

(I)	Removes the accretion and dividends on preferred stock in Corechange.

(J)	Removes the stock-based compensation from Corechange. As Open Text acquired Corechange’s entire capital structure as part of its acquisition, this expense will have no impact on the consolidated Company post-acquisition.

(K)	Reflects the elimination of revenues and expenses for hosting activities, as Open Text exited Centrinity’s hosting operations upon completion of the acquisition.

(L)	Reflects additional amortization relating to the identifiable intangible assets recorded at the time of acquisition (see (H)). Amount also reflects the elimination of Centrinity’s goodwill amortization as follows:

Amortization of acquired intangible assets relating to acquisition	$270
Elimination of Centrinity’s historical goodwill amortization	(151)

$119

As discussed in note 2 above, the Company has retained the services of an independent valuator to assist in the allocation of the intangible assets associated with the Corechange acquisition. The work of the independent valuator is still in the preliminary stages, and as a result no amounts have yet been allocated to identifiable intangible assets. The Company anticipates that such an allocation will be made during the quarter ending June 30, 2003.

(M)	Removes the accretion and dividends on preferred stock, and interest expense on Corechange’s warrants recorded by Corechange as follows:

Accretion of dividends on preferred stock	$2,563
Interest expense on warrants	951

$3,514

As Open Text acquired the entire capital structure of Corechange as part of its acquisition, this expense will have no impact on the consolidated company post-acquisition.

(N)	Removes the stock-based compensation from Corechange. As Open Text acquired Corechange’s entire capital structure as part of its acquisition, this expense will have no impact on the consolidated Company post-acquisition.

FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements that are based on a number of assumptions and estimates and that involve risks and uncertainties. All statements other than statements of historical fact are forward-looking statements. If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, the actual results or performance of Open Text and its consolidated subsidiaries could differ materially from those expressed or implied by such forward-looking statements.

The risks, uncertainties and assumptions referred to above include the challenges of integration associated with the acquisition or other planned acquisitions; the inability to achieve anticipated synergies; the costs associated with the acquisition; the inability to maintain revenues on a combined company basis; employee management issues; the timely development, production and acceptance of products and services; the challenge of managing asset levels and expenses; and the other risks that are described from time to time in Open Text’s Securities and Exchange Commission reports, including but not limited to Open Text’s Quarterly Report on Form 10-Q for the fiscal quarters ended September 30, 2002 and December 31, 2002 and Open Text’s Annual Report on Form 10-K for the fiscal year ended June 30, 2002.

Open Text assumes no obligation and does not intend to update these forward-looking statements.